UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2005

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Employment Agreement.  MSC.Software Corporation (the “Company”) has entered into an Employment Agreement, dated as of February 10, 2005 (the “Employment Agreement”), with William J. Weyand, the Company’s new Chairman and Chief Executive Officer and a current director of the Company.  The Employment Agreement is for a two-year term, ending February 10, 2007, and provides for Mr. Weyand’s service to the Company during that term as its Chief Executive Officer or in another senior executive capacity.  A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Employment Agreement provides, among other things, that Mr. Weyand will be entitled to:

•      Base salary at an annualized rate of $485,000 per annum and an annual bonus opportunity for fiscal 2005 and fiscal 2006.  Mr. Weyand’s target bonus for each such year will be 100% of his annualized base salary for that year.  The Compensation Committee of the Company’s Board of Directors will determine Mr. Weyand’s actual bonus amount each year.

•      The equity-based awards described below.  Each of the equity-based awards was or will be, as the case may be, granted as an inducement material to Mr. Weyand’s hiring by the Company and not granted under the Company’s stockholder-approved equity compensation plan.

•      Participation in the Company’s usual benefit programs for senior executives, reimbursement of up to $12,000 per year for club dues, a monthly automobile allowance of $1,685, reimbursement of business expenses, reimbursement of up to $75,000 of Mr. Weyand’s costs and expenses in entering into the Employment Agreement, appropriate housing, and a “gross-up” payment in the event of a change in control of the Company to cover, on an after-tax basis, any excise taxes payable by Mr. Weyand under Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to his benefits.

•      In the event Mr. Weyand’s employment is terminated during the two-year employment term either by the Company without “Cause” or by Mr. Weyand for “Good Reason” (as those terms are defined in the Employment Agreement), severance pay that includes (1) continued payment of his regular base salary for the duration of the two-year period, (2) if the termination of employment occurs before December 31, 2005, an amount equal to 175% of Mr. Weyand’s annualized base salary rate in effect immediately prior to the termination, and (3) if the termination of employment occurs on or after December 31, 2005 but before December 31, 2006, an amount equal to 100% of Mr. Weyand’s annualized base salary rate in effect immediately prior to the termination.  In addition, the equity-based awards described below will also generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment.

•      In the event his employment is terminated during the two-year employment term due to his death or “Disability” (as defined in the Employment Agreement), a pro-rata portion of his target bonus for the year of the termination.

Stock Purchase Agreement.  The Company also has entered into a Stock Purchase Agreement, dated as of February 10, 2005 (the “Stock Purchase Agreement”), with William J. Weyand.  The Stock Purchase Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The Stock Purchase Agreement generally provides that Mr. Weyand has the right to purchase from the Company up to 50,000 shares of the Company’s common stock at a price equal to the fair market value of the share at the time of purchase.  To the extent that Mr. Weyand wishes to exercise the stock purchase right, he must do so no later than February 25, 2005.  Subject to limited exceptions, any shares that Mr. Weyand purchases pursuant to the Stock Purchase Agreement may not be transferred earlier than February 10, 2007.

Contingent Stock Unit Award.  For each share of Company common stock that Mr. Weyand purchases pursuant to the Stock Purchase Agreement, the Company will grant Mr. Weyand four “Stock Units.”  Any Stock Units that are so granted and become vested will be paid, on a one-for-one basis, in shares of the Company’s common stock.  Any Stock Units so granted will generally vest 50% on each of February 10, 2006 and February 10, 2007, subject to Mr. Weyand’s continued employment through the respective vesting date.  Subject to limited exceptions, any shares of the Company’s common stock that Mr. Weyand receives in payment of the Stock Units may not be transferred earlier than February 10, 2007.  Any grant of such Stock Units will be evidenced by a Stock Unit Award Agreement in substantially the form attached hereto as Exhibit 10.3, incorporated herein by reference.

Performance Stock Unit Award Agreement.  The Company also has entered into a Performance Stock Unit Award Agreement, dated as of February 10, 2005 (the “Performance Stock Unit Agreement”), with William J. Weyand.  The Performance Stock Unit Award Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.  The Performance Stock Unit Agreement evidences the grant by the Company to Mr. Weyand of 100,000 “Performance Stock Units.”  The Performance Stock Units that become vested will be paid, on a one-for-one basis, in shares of the Company’s common stock.  The Performance Stock Units will generally vest if, during the two year period ending February 10, 2007, either (1) the closing price or last price, as applicable, per share of the Company’s common stock reported on the composite tape for securities listed on either the New York Stock Exchange or the NASDAQ National Market equals or exceeds $15.00 for each of thirty (30) consecutive trading days, or (2) the Company is sold at a per share price of $15.00 or more.  Subject to limited exceptions, any shares of the Company’s common stock that Mr. Weyand receives in payment of the Performance Stock Units may not be transferred earlier than February 10, 2007.

Option Agreement.  On February 10, 2005, the Company granted Mr. Weyand stock options to purchase 450,000 shares of the Company’s common stock (the “Stock Options”).  The Stock Options will be evidenced by, and subject to the terms and conditions of, a Nonqualified Stock Option Agreement, in substantially the form attached hereto as Exhibit 10.5 and incorporated herein by reference (with appropriate changes to reflect that, as noted above, the Stock Options were not granted under the Company’s 2001 Stock Option Plan).  The Stock Options are exercisable only to the extent vested and, subject to limited exceptions, may be exercised only on or after February 10, 2007.  The Stock Options are scheduled to vest 50% on each of February 10, 2006 and February 10, 2007, subject to Mr. Weyand’s continued employment through the respective vesting date.  The maximum term of the Stock Options is ten years, subject to early termination in certain circumstances.  The per share exercise price of the Stock Option is $9.89 (the closing market price of a share of Company common stock on February 10, 2005).

Separation Agreement.  The Company has entered into an Employment Separation and General Release Agreement, dated as of February 10, 2005 (the “Separation Agreement”), with Frank Perna, Jr., the former Chairman and Chief Executive Officer and a former Director of the Company.  A copy of the Separation Agreement is attached hereto as Exhibit 10.6 and incorporated herein by reference.  The Separation Agreement generally provides that the Company will make a severance payment to Mr. Perna of $8,000, Mr. Perna will receive continued medical coverage for 30 months, the Company will reimburse Mr. Perna for up to $20,000 of his costs and expenses in entering into the Separation Agreement, and Mr. Perna will have up to three years to exercise his vested stock options previously granted by the Company (to the extent those options were not terminated as described below).  In return, Mr. Perna will release any and all claims that he has against the Company and its affiliates and 425,000 of Mr. Perna’s otherwise vested stock options previously granted by the Company terminated.

Consulting Agreement.  The Company has entered into a Consulting Agreement, dated as of February 10, 2005 (the “Consulting Agreement”), with Frank Perna, Jr.  A copy of the Consulting Agreement is attached hereto as Exhibit 10.7 and incorporated herein by reference.  The Consulting Agreement has a maximum two-year term and generally provides that Mr. Perna will be available during that term to provide transition or other services that the Company may reasonably request.  The Company will pay Mr. Perna a consulting fee of $14,000 for each month of Mr. Perna’s service to the Company during the term of the Consulting Agreement.  The Company may terminate the Consulting Agreement at any time by payment to Mr. Perna of an amount equal to (1) $192,000 less (2) the aggregate amount of the monthly consulting fees previously paid to Mr. Perna pursuant to the Consulting Agreement.  No such termination payment is required if the aggregate amount of such consulting fees previously paid to Mr. Perna at the time of termination equal or exceed $192,000.  Mr. Perna also agreed that he would not engage in certain competitive activity with the Company during the term of the Consulting Agreement.

Amendment No. 1 to Stockholders Agreement.  The Company has entered into Amendment No. 1, dated February 10, 2005 (the “Amendment”), to the Stockholders Agreement, dated as of December 3, 2004 (the “Agreement”), among the Company, ValueAct Capital Master Fund, L.P., ValueAct Capital Partners Co-Investors, L.P., VA Partners, L.L.C., Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, Gregory P. Spivy and William J. Weyand.  Messrs. Spivy and Weyand are directors of the Company and Mr. Weyand is the new Chairman and Chief Executive Officer of the Company.  The Amendment provides, among other things, that the Stockholders (as defined in the Agreement) do not have the right to designate an Independent Director (as defined in the Agreement) if William J. Weyand is then a director of the Company and Mr. Weyand is not required to tender his resignation as a director of the Company if the Stockholders no longer beneficially own in the aggregate 10% or more of the outstanding shares of the Company’s common stock.  A copy of the Amendment is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 10, 2005, Mr. Frank Perna has retired as the Chairman and Chief Executive Officer of the Company and as a Director of the Company.

Effective February 10, 2005, Mr. William J. Weyand, age 61, was appointed Chairman and Chief Executive Officer of the Company.

Mr. Weyand has been semi-retired since June of 2003 and has served on the boards of several public and private entities.  From January to June 2003, he was Vice Chairman and Chief Executive Officer of Pavilion Technologies, an international company in Enterprise Neural Network Software for advanced process control.  From 2001, when Structural Dynamics Research Corporation was sold, until January 2003, he was semi-retired and served on the boards of several public and private entities.  From 1997 to 2001, Mr. Weyand was Chairman and Chief Executive Officer of Structural Dynamics Research Corporation, an international leader in Product Lifecycle Management (PLM) solutions.  From 1987 to 1997, he served as Executive Vice President of Measurex Corporation, a process optimization systems company, and from 1985 to 1987 as Vice President of Sales, Service and Marketing of Cygnet Systems, Inc., an information storage and retrieval systems company.  Mr. Weyand currently serves as a director of Ascential Software Corporation, an enterprise integration solutions company, Riverstone Networks Inc., a carrier class solutions company, and certain private and non-profit entities.

In connection with the appointment of Mr. Weyand as Chairman and Chief Executive Officer, the Company and Mr. Weyand entered into the Employment Agreement, Stock Purchase Agreement, Performance Stock Unit Agreement and Option Agreement and Mr. Weyand has the conditional right to receive Stock Units, all as described under Item 1.01 of this Form 8-K and such descriptions are incorporated hereby by reference.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Item Number	Description

10.1	Employment Agreement, dated as of February 10, 2005, between the Company and William J. Weyand

10.2	Stock Purchase Agreement, dated as of February 10, 2005, between the Company and William J. Weyand

10.3	Form of Stock Unit Award Agreement for William J. Weyand

10.4	Performance Stock Unit Award Agreement, dated as of February 10, 2005, between the Company and William J. Weyand

10.5	Form of Nonqualified Stock Option Agreement

10.6	Employment Separation and General Release Agreement, dated as of February 10, 2005, between the Company and Frank Perna, Jr.

10.7	Consulting Agreement, dated as of February 10, 2005, between the Company and Frank Perna, Jr.

10.8

Amendment No. 1 to Stockholders Agreement, dated February 10, 2005, among the Company, ValueAct Capital Master Fund, L.P., ValueAct Capital Partners Co–Investors, L.P., VA Partners, L.L.C., Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, Gregory P. Spivy and William J. Weyand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ John J. Laskey
Date:	February 16, 2005		JOHN J. LASKEY
Senior Vice President and Chief Financial Officer